EXHIBIT 99.1

AutoZone Reports 17 Week 4th Quarter Sales of $3.1 Billion; EPS Increases to $10.42; Fiscal 2013 Sales Exceed $9 Billion; EPS Increases to $27.79

MEMPHIS, Tenn., Sept. 25, 2013 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $3.1 billion for its fourth quarter (17 weeks) ended August 31, 2013, an increase of 12.0% from the fourth quarter of fiscal 2012 (16 weeks). Excluding sales from the additional week included in this year's quarter, sales were up 5.6%. Domestic same store sales, or sales for stores open at least one year, increased 1.0% for the quarter.

Net income for the quarter increased $47.5 million, or 14.7%, over the same period last year to $371.2 million, while diluted earnings per share increased 23.2% to $10.42 per share from $8.46 per share in the year-ago quarter. Excluding the additional week, net income for the quarter increased 7.4% over the previous year's quarter to $347.8 million, while diluted earnings per share increased 15.4% to $9.76 per share.

For the quarter, gross profit, as a percentage of sales, was 51.8% (versus 51.8% for last year's quarter). While flat for the quarter, lower acquisition costs led to gross margin enhancements which were offset in part by the inclusion of the recent acquisition of AutoAnything (40 bps). Operating expenses, as a percentage of sales, were 31.3% (versus 31.6% last year). The decrease in operating expenses, as a percentage of sales, was due to leverage gained on the 17th week of sales.

For the fiscal year ended August 31, 2013, sales were $9.1 billion, an increase of 6.3% from the prior year, while domestic same store sales were flat for the year. Operating profit increased 8.9% on an operating margin of 19.4%. For fiscal 2013, net income increased 9.3% to $1.0 billion, while diluted earnings per share for the period increased 18.3% to $27.79 from $23.48. Excluding results from the additional week, sales increased 4.3% from the prior year, and operating profit increased 6.4% on an operating margin of 19.3%. Net income, excluding the extra week, increased 6.7% to $993.1 million, and diluted earnings per share increased 15.6% to $27.15. Return on invested capital was 32.7%, while full year cash flow before share repurchases and changes in debt was $1.0 billion.

Under its share repurchase program, AutoZone repurchased 1.3 million shares of its common stock for $560 million during the fourth quarter, at an average price of $428 per share. For the fiscal year, the Company repurchased 3.5 million shares of its common stock for $1.39 billion, at an average price of $395 per share. At fiscal year end, the Company had $468 million remaining under its current share repurchase authorization.

The Company's inventory increased 8.9% over the same period last year, driven primarily by strategic hard parts additions along with new store openings. Inventory per store was $550 thousand versus $525 thousand last year and $547 thousand last quarter. Net inventory, defined as merchandise inventories less accounts payable, decreased, relative to last year, on a per store basis, to negative $86 thousand per store.

"I would like to thank our entire organization for the solid performance delivered this past quarter. We are pleased to report our twenty-eighth consecutive quarter of double digit growth in earnings per share. Our customer service and trustworthy advice are what differentiate us across our industry, and our AutoZoners' passion to deliver superior service has allowed us to consistently deliver exceptional financial results. For the year, we reached many new milestones which included surpassing $9 billion in total sales, opening 368 additional Commercial programs, acquiring AutoAnything, and opening three stores in Brazil. We also improved our return on invested capital from the third quarter, achieving 32.7% at year end. While our same store sales performance was below our expectations for the quarter, we believe the initiatives we have in place will lead to improved sales in both Retail and Commercial in 2014. We remain committed to delivering exceptional customer service while growing our Retail, Commercial, International, and digital commerce businesses. We will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended August 31, 2013, AutoZone opened 69 stores in the U.S., 21 stores in Mexico, and two stores in Brazil. As of August 31, 2013, the Company had 4,836 stores in 49 states, the District of Columbia and Puerto Rico in the U.S., 362 stores in Mexico, and three stores in Brazil for a total store count of 5,201.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products.  Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts.  AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories, and non-automotive products through www.autozone.com, and accessories and performance parts through www.autoanything.com, and our commercial customers can make purchases through www.autozonepro.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Wednesday, September 25, 2013, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Wednesday, October 2, 2013 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjustments to reflect 16 and 52 week financial presentations, return on invested capital, adjusted debt, adjusted debt to EBITDAR, and cash flow before share repurchases. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's capital structure in order to maintain its investment grade credit ratings and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: credit market conditions; the impact of recessionary conditions; competition; product demand; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; construction delays; access to available and feasible financing; and changes in laws or regulations. Certain of these risks are discussed in more detail in the "Risk Factors" section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 25, 2012, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the "Risk Factors" could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results.

AutoZone's 4th Quarter Highlights - Fiscal 2013

Condensed Consolidated Statements of Operations
4th Quarter
(in thousands, except per share data)
	GAAP Results		Adjustments		Adjusted
	17 Weeks Ended August 31, 2013	16 Weeks Ended August 25, 2012	4th Quarter 2013 Week 17	4th Quarter 2012	4th Quarter 2013 Excluding Week 17	4th Quarter 2012

Net sales	$ 3,095,414	$ 2,763,585	$ (177,722)	$ --	$ 2,917,692	$ 2,763,585
Cost of sales	1,491,038	1,331,191	(85,281)	--	1,405,757	1,331,191
Gross profit	1,604,376	1,432,394	(92,441)	--	1,511,935	1,432,394
Operating, SG&A expenses	968,156	872,338	(52,605)	--	915,551	872,338
Operating profit (EBIT)	636,220	560,056	(39,836)	--	596,384	560,056
Interest expense, net	60,896	58,145	(3,524)	--	57,372	58,145
Income before taxes	575,324	501,911	(36,312)	--	539,012	501,911
Income taxes	204,125	178,178	(12,883)	--	191,242	178,178
Net income	$ 371,199	$ 323,733	$ (23,429)	$ --	$ 347,770	$ 323,733
Earnings per share:
Basic	$ 10.59	$ 8.65	$ (0.67)	$ --	$ 9.92	$ 8.65
Diluted	$ 10.42	$ 8.46	$ (0.66)	$ --	$ 9.76	$ 8.46
Weighted average shares outstanding:
Basic	35,047	37,421	35,047	37,421	35,047	37,421
Diluted	35,625	38,262	35,625	38,262	35,625	38,262

Fiscal Year 2013
(in thousands, except per share data)	GAAP Results		Adjustments		Adjusted
	53 Weeks Ended August 31, 2013	52 Weeks Ended August 25, 2012	Fiscal Year 2013 Week 53	Fiscal Year 2012	Fiscal Year 2013 Excluding Week 53	Fiscal Year 2012

Net sales	$ 9,147,530	$ 8,603,863	$ (177,722)	$ --	$ 8,969,808	$ 8,603,863
Cost of sales	4,406,595	4,171,827	(85,281)	--	4,321,314	4,171,827
Gross profit	4,740,935	4,432,036	(92,441)	--	4,648,494	4,432,036
Operating, SG&A expenses	2,967,837	2,803,145	(52,605)	--	2,915,232	2,803,145
Operating profit (EBIT)	1,773,098	1,628,891	(39,836)	--	1,733,262	1,628,891
Interest expense, net	185,415	175,905	(3,524)	--	181,891	175,905
Income before taxes	1,587,683	1,452,986	(36,312)	--	1,551,371	1,452,986
Income taxes	571,203	522,613	(12,883)	--	558,320	522,613
Net income	$ 1,016,480	$ 930,373	$ (23,429)	$ --	$ 993,051	$ 930,373
Earnings per share:
Basic	$ 28.28	$ 24.04	$ (0.65)	$ --	$ 27.63	$ 24.04
Diluted	$ 27.79	$ 23.48	$ (0.64)	$ --	$ 27.15	$ 23.48
Weighted average shares outstanding:
Basic	35,943	38,696	35,943	38,696	35,943	38,696
Diluted	36,581	39,625	36,581	39,625	36,581	39,625

Selected Balance Sheet Information
(in thousands)
	August 31, 2013	August 25, 2012

Cash and cash equivalents	$ 142,191	$ 103,093
Merchandise inventories	2,861,014	2,627,983
Current assets	3,278,013	2,978,946
Property and equipment, net	3,071,361	2,855,928
Total assets	6,892,089	6,265,639
Accounts payable	3,307,535	2,926,740
Current liabilities*	4,169,150	3,655,592
Total debt*	4,187,000	3,768,183
Stockholders' (deficit)	(1,687,319)	(1,548,025)
Working capital	(891,137)	(676,646)

* Current liabilities and total debt both include short-term borrowings of $173,733 at August 31, 2013; $49,881 at August 25, 2012. These amounts represent current debt maturities that are in excess of our revolving credit facility available capacity.

Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
(in thousands, except adjusted debt to EBITDAR ratio)
	August 31, 2013	August 25, 2012
Net income	$ 1,016,480	$ 930,373
Add: Interest	185,415	175,905
Taxes	571,203	522,613
EBIT	1,773,098	1,628,891

Add: Depreciation and amortization	227,251	211,831
Rent expense	246,340	229,417
Share-based expense	37,307	33,363
EBITDAR	$ 2,283,996	$ 2,103,502

Debt	$ 4,187,000	$ 3,768,183
Capital lease obligations	106,171	102,256
Add: rent x 6	1,478,040	1,376,502
Adjusted debt	$ 5,771,211	$ 5,246,941

Adjusted debt to EBITDAR	2.5	2.5

Selected Cash Flow Information
(in thousands)
	17 Weeks Ended August 31, 2013	16 Weeks Ended August 25, 2012	53 Weeks Ended August 31, 2013	52 Weeks Ended August 25, 2012

Depreciation and amortization	$ 71,319	$ 66,654	$ 227,251	$ 211,831
Capital spending	$ 155,596	$ 149,777	$ 414,451	$ 378,054

Cash flow before share repurchases:
Increase (decrease) in cash and cash equivalents	$ 8,506	$ (7)	$ 39,098	$ 5,487
Subtract increase in debt	185,897	162,122	418,652	418,729
Add back share repurchases	559,967	480,144	1,387,315	1,362,869
Cash flow before share repurchases and changes in debt	$ 382,576	$ 318,015	$ 1,007,761	$ 949,627

Other Selected Financial Information
(in thousands, except ROIC)
	August 31, 2013	August 25, 2012

Cumulative share repurchases ($ since fiscal 1998)	$ 12,931,558	$ 11,544,243
Remaining share authorization ($)	$ 468,442	$ 355,757

Cumulative share repurchases (shares since fiscal 1998)	134,649	131,138

Shares outstanding, end of quarter	34,293	37,028

	Trailing 4 Quarters
	August 31, 2013	August 25, 2012
Net income	$ 1,016,480	$ 930,373
Adjustments:
Interest expense	185,415	175,905
Rent expense	246,340	229,417
Tax effect*	(155,432)	(145,916)
After-tax return	1,292,803	1,189,779

Average debt**	3,951,360	3,508,970
Average stockholders' deficit**	(1,581,832)	(1,372,342)
Add: Rent x 6	1,478,040	1,376,502
Average capital lease obligations**	102,729	96,027
Pre-tax invested capital	$ 3,950,297	$ 3,609,157

Return on Invested Capital (ROIC)	32.7%	33.0%

* Effective tax rate over trailing four quarters ended August 31, 2013 is 36.0% and August 25, 2012 is 36.0%.
** All averages are computed based on trailing 5 quarter balances.

AutoZone's 4th Quarter Fiscal 2013
Selected Operating Highlights

Store Count & Square Footage

	17 Weeks Ended August 31, 2013	16 Weeks Ended August 25, 2012	53 Weeks Ended August 31, 2013	52 Weeks Ended August 25, 2012
Domestic stores:
Store count:
Beginning domestic stores	4,767	4,613	4,685	4,534
Stores opened	69	72	153	151
Stores closed	--	--	2	--
Ending domestic stores	4,836	4,685	4,836	4,685

Relocated stores	5	2	11	10

Stores with commercial programs	3,421	3,053	3,421	3,053

Square footage (in thousands):	31,411	30,358	31,411	30,358

Mexico stores:
Stores opened	21	24	41	42
Total stores in Mexico	362	321	362	321

Brazil stores:
Stores opened	2	--	3	--
Total stores in Brazil	3	--	3	--

Total stores chainwide	5,201	5,006	5,201	5,006

Square footage (in thousands):	34,076	32,706	34,076	32,706
Square footage per store	6,552	6,533	6,552	6,533

Sales Statistics
($ in thousands, except sales per average square foot)
Total Auto Parts (Domestic, Mexico, and Brazil)	17 Weeks Ended August 31, 2013	16 Weeks Ended August 25, 2012	53 Weeks Ended August 31, 2013	52 Weeks Ended August 25, 2012
Total auto parts sales	$ 2,985,611	$ 2,706,876	$ 8,858,723	$ 8,422,559
% Increase vs. LY	10.3%	4.6%	5.2%	6.5%

Sales per average store	$ 579	$ 546	$ 1,736	$ 1,716
Sales per average square foot	$ 88	$ 84	$ 265	$ 263

Domestic Commercial
Total domestic commercial sales	$ 506,805	$ 431,877	$ 1,459,045	$ 1,295,819
% Increase vs. LY	17.3%	15.9%	12.6%	20.4%

All Other (ALLDATA, E-Commerce, and AutoAnything)
All other sales	$ 109,803	$ 56,709	$ 288,807	$ 181,304
% Increase vs. LY	93.6%	6.3%	59.3%	9.0%

	16 Weeks Ended August 31, 2013	16 Weeks Ended August 25, 2012	52 Weeks Ended August 31, 2013	52 Weeks Ended August 25, 2012
Domestic same store sales	1.0%	2.1%	0.0%	3.9%

Inventory Statistics (Total Stores)
	as of August 31, 2013	as of August 25, 2012
Accounts payable/inventory	115.6%	111.4%

($ in thousands)
Inventory	$ 2,861,014	$ 2,627,983
Inventory per store	$ 550	$ 525
Net inventory (net of payables)	$ (446,521)	$ (298,757)
Net inventory / per store	$ (86)	$ (60)

	Trailing 5 Quarters
	August 31, 2013	August 25, 2012
Inventory turns	1.6 x	1.6 x
CONTACT: Financial: Brian Campbell at (901) 495-7005
         brian.campbell@autozone.com
         Media: Ray Pohlman at (866) 966-3017
         ray.pohlman@autozone.com